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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of Appleton Papers Inc. and subsidiaries of our reports dated March 4, 2002, relating to the financial statements and financial statement schedule of Paperweight Development Corp. and Appleton Papers Inc. and subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 15, 2002